UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: February 15, 2022

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, the Board of Directors of SmartFinancial, Inc. (“SmartFinancial” or the “Company”), acting pursuant to the authority granted to it by SmartFinancial’s Bylaws, increased the size of the Board of Directors from twelve to thirteen directors, effective immediately.  Also, on February 15, 2022, the Board of Directors appointed Cathy G. Ackermann as a director of SmartFinancial, effective immediately.

Cathy G. Ackermann, age 72, is President and CEO of Ackermann Marketing & PR, a full-service marketing communications firm based in Knoxville, Tennessee with client service offices in Dallas, Texas and Washington, DC.  Ms. Ackermann founded Ackermann Marketing & PR in 1982, after having served as Director of Corporate Marketing and Promotions for the 1982 World’s Fair. Prior to serving as Director of Corporate Marketing and Promotions, Ms. Ackermann worked in the international marketing division for the World’s Fair. Prior to her appointment as a director of SmartFinancial, Ms. Ackermann served as a member of the Knoxville Advisory Board of SmartBank, a subsidiary of SmartFinancial. Ms. Ackermann earned a Bachelor of Science Degree in Communications from the University of Tennessee and a Certificate in French Language and History from L’Universite Catholiqué in Paris, France. Upon graduation, she worked as Assistant Dean for Student Activities at the University of Tennessee, Knoxville.

Ms. Ackermann will receive the same compensation as the other directors of SmartFinancial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: February 17, 2022	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer